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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): April 5, 1999

                                  PARAVANT INC.
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             (Exact name of registrant as specified in its charter)

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
           Florida                                        0-28114                           59-2209179
(State or other jurisdiction                  (Commission File Number)                     (IRS Employer
      of incorporation)                                                                 Identification No.)

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               1615A West Nasa Boulevard, Melbourne, Florida 32901
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               (Address of principal executive offices)   (Zip Code)


Registrant's telephone number, including area code: (407) 727-3672


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          (Former name or former address, if changed since last report)




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      ITEM 5.         OTHER EVENTS.

      On April 5, 1999, Paravant Inc. (the "Company") signed a letter of intent to acquire General Atronics Corporation ("GAC"), a privately-held high technology defense electronics company, for $11.0 million in cash and a $2.0 million note due September 30, 2001, bearing interest at the rate of 7.5%. The Company will finance the transaction through arrangements with commercial lenders. The acquisition, which is subject to completion of certain due diligence by the Company and the negotiation and execution of a definitive acquisition agreement, is expected to be completed within 90 days.

      Philadelphia-based GAC designs, engineers and manufactures proprietary, high technology communications and electronics products for the U.S. and worldwide defense market. GAC supplies equipment for command, control and communications systems used by navies and other military services throughout the world. GAC's products include military data link products and systems, high frequency communication modems, tactical digital telephones, radar and surveillance equipment. GAC began operating independently in 1991, following a management buy-out from Phillips Magnavox. For the year ended December 31, 1998, GAC's revenues were approximately $22 million.

      GAC's management team and its employees are expected to continue to lead GAC as a subsidiary of the Company. GAC's key executives are expected to enter into multi-year employment agreements.

      Certain of the above statements contained in this filing are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: the budgetary and appropriation policies of the Company's governmental customers; the competitive environment for the Company's products and services; the timing of new orders; the degree of market penetration of the Company's new products; and the risk factors listed from time to time in the Company's reports filed with the Securities and Exchange Commission as well as assumptions regarding the foregoing. The words "believe," "estimate," "expect," "intend," "will," "anticipate" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 13, 1999             PARAVANT INC.
                                  (Registrant)



                                  By:   /s/ Kevin J. Bartczak
                                     ___________________________________________
                                     Kevin J. Bartczak
                                     Vice President




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